Exhibit 10.3

MASTER LEASE GUARANTY

THIS MASTER LEASE GUARANTY (this “Guaranty”) is made by AAC Holdings, Inc., a Nevada corporation (“Guarantor”), as of the 9th day of August, 2017, in favor of MRT of Nevada—ATF, LLC, a Delaware limited liability (“MRT Las Vegas”) and MRT of Texas—ATF, LLC, a Delaware limited liability company (“MRT Arlington”; and, together with MRT Las Vegas, as their interests may appear, “Landlord”).

WHEREAS, Landlord and Concorde Real Estate, LLC, a Nevada limited liability company (“Concorde”), BHR Greenhouse Real Estate, LLC, a Texas limited liability company (“Greenhouse”), AAC Las Vegas Outpatient Center, LLC, a Delaware limited liability company (“LVOP”), and AAC Dallas Outpatient Center, LLC, a Delaware limited liability company (“DOP”, collectively with Concorde, Greenhouse and LVOP, the “Tenant”), are entering into that certain Master Lease Agreement, dated as of July 31, 2017, pertaining to the leasing of the following facilities located at (a) 3441 S. Eastern Avenue, Las Vegas, Nevada, 89169, (b) 1000 Main Street, Las Vegas, Nevada 89101, (c) 2301 Avenue J, Arlington, Texas 76006, and (d) 1075 Wet N Wild Way, Arlington, Texas 76011 (the “Master Lease”); and

WHEREAS, Landlord requires, as a condition to its execution of the Master Lease, that Guarantor guaranty to Landlord the performance of Tenant’s obligations under the Master Lease; and

WHEREAS, Guarantor and Tenant are affiliates and, as such, Guarantor is desirous that Landlord enter into the Master Lease; and

WHEREAS, unless otherwise specifically noted, all capitalized terms used in this Guaranty shall have the same meaning as are ascribed to such terms in the Master Lease.

NOW, THEREFORE, in consideration of the execution of the Master Lease by Landlord and other good and valuable consideration and intending to be legally bound hereby, Guarantor hereby unconditionally guaranties to Landlord, its successors and assigns as follows:

1. Guarantor hereby absolutely, irrevocably, and unconditionally guarantees the full payment by Tenant of all rent and other amounts and charges required to be paid by Tenant pursuant to the Master Lease, and the full performance by Tenant of all other obligations on the part of Tenant to be performed under the Master Lease, including, but not limited to, the regulatory compliance matters set forth in Section 6 of the Master Lease, the environmental obligations set forth in Section 7 of the Master Lease (hereinafter collectively referred to as the “Guaranteed Obligations”).

2. Landlord shall have the right, from time to time, and at any time, in its sole discretion, without notice to or consent from the undersigned, and without affecting, impairing or discharging in whole or in part, the Guaranteed Obligations or the obligations of the undersigned hereunder, to (a) modify, change, extend, alter, amend, or supplement in any respect whatsoever, the Master Lease, or any agreement or transaction between Landlord and Tenant, or any portion or provision thereof, (b) grant extensions of time and other indulgences of any kind to Tenant, and (c) compromise, release, substitute, exercise, enforce or fail to refuse to exercise or enforce any claims, rights, or remedies of any kind which Landlord may have at any time against Tenant. Landlord shall thereafter notify Guarantor of such occurrences.

3. Guarantor hereby waives, to the fullest extent permitted by applicable laws, for the benefit of the Landlord: (a) any right to require the Landlord, as a condition of payment or performance by such Guarantor, to (i) proceed against any Tenant, any other guarantor (including any other guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Tenant, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Landlord in favor of any Tenant or any other Person, or (iv) pursue any other remedy in the power of the Landlord whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense (other than payment in full of the Guaranteed Obligations) of Tenant or any other guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Tenant or any other guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) intentionally omitted; (d) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder; (e) any defense based on any rights to recoupments and counterclaims; (f) any defense based on notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Master Lease or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Tenant and notices of any of the matters referred to in this Section 3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full of the Guaranteed Obligations).

4. Landlord may assign this Guaranty in whole or in part to Landlord’s successor in interest under the Master Lease upon written notice to Guarantor, and no assignment of this Guaranty shall operate to extinguish or diminish the liability of the undersigned hereunder.

5. The liability of Guarantor under this Guaranty shall be primary under any right of action which shall accrue to Landlord under the Master Lease, and Landlord may, at its option, proceed against Guarantor without having to commence any action against Tenant or obtain any judgment against Tenant. This is a guaranty of payment and not of collection.

6. The obligations of Guarantor hereunder shall not be affected, impaired or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Tenant; or (b) the proposal of or the consummation of a plan of reorganization concerning Tenant.

7. Intentionally Omitted.

8. Intentionally Omitted.

9. The waiver of any right by Landlord or its failure to exercise promptly any right shall not be construed as a waiver of any other right including the right to exercise the same at any time thereafter. No waiver or modification of any of the terms or conditions of this Guaranty shall be binding against Landlord, unless such waiver or modification is in writing signed by Landlord. No delay on Landlord’s part in exercising any right, power or privilege under this Guaranty or any other document executed in connection herewith shall operate as a waiver of any such privilege, power or right. Notwithstanding the foregoing, the waiver of any right by Landlord under the Master Lease shall be a waiver with respect to the Guarantor.

10. If any term, covenant or condition of this Guaranty, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Guaranty, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

11. The obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any portion of any payment or performance hereunder is subsequently avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise under the federal Bankruptcy Code or other similar laws or such payment(s) is otherwise set aside, and this Guaranty shall be deemed automatically restored and reinstated in such event until Landlord has been fully paid and indefeasibly recovered the full benefit of the full payment and performance due under the Master Lease and this Guaranty.

12. All rights and remedies of Landlord are cumulative and not alternative. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Delaware and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State. In any action brought by Landlord to enforce any of its rights under or arising from this Guaranty, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys’ fees, whether such action is prosecuted to judgment or not in the event Landlord prevails in the enforcement of the same.

13. Upon expiration or termination of the Master Lease and upon Tenant’s full satisfaction of its obligations thereunder, this Guaranty shall automatically terminate and be of no further force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed as of the date first written above.

AAC Holdings, Inc., a Nevada corporation

By:	/s/ Kirk Manz
Kirk Manz, Chief Financial Officer